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LEASE MANAGEMENT SERVICES, INC.                                    EXHIBIT 10.29



                       NEGATIVE COVENANT PLEDGE AGREEMENT


Agreement made and entered into as of this 29 day of September 1997, by and between Aurora Biosciences Corporation, a Delaware Corporation, with its principal place of business at 1149 N. Torrey Pines Road, La Jolla, CA 92037 ("Pledgor") and LEASE MANAGEMENT SERVICES, INC., a California Corporation, with its principal place of business at 2500 Sand Hill Road, Suite #101, Menlo Park, CA 94025 ("Pledgee").

In consideration of, and as an inducement for Pledgee to enter into Master Lease Agreement Number 10494, Schedules 07 and subsequent, and Equipment Financing Agreement Number 10794, Schedules 14 and subsequent, (referred to hereinafter as the "Agreements") with Pledgor, and to secure the payment and performance of all Pledgor's obligations under the Agreements, Pledgor and Pledgee agree as follows:

1) If at any point in time from the date of this Agreement, Pledgor's Unrestricted Cash (as defined below) falls below the greater of $8,000,000 or 9 months' cash needs (defined as the cash burn for the 3 months just completed, multiplied by a factor of 3.3), or Pledgor is in default of the Agreements, Pledgor will provide to Pledgee within ten
        (10) days of such occurrence a cash security deposit in an amount equal to fifteen percent (15%) of the total aggregate Equipment cost (including any soft costs) which are financed under the Agreements ("Collateral Pledge"), but in no event to exceed the remaining gross receivable.

        Unrestricted Cash shall be defined as cash on hand, including investments in marketable securities with maturities of less than one
        (1) year, less all long-term debt which is not subordinated to Pledgee.

        The failure to timely provide the Collateral Pledge to Pledgee shall constitute an event of default under the Agreements.

2) Pledgor agrees to provide quarterly financial statements, including a balance sheet, statement of operations, and cash flow statement, to Pledgee within 45 days of each quarter end and an audited annual statement within 120 days of Pledgor's fiscal year end. All such statements are to be prepared using generally accepted accounting principles and are to be in compliance with SEC requirements. Failure to provide these statements as specified herein will constitute an event of default under the Agreements.

        Additionally, at any time that Pledgor's Unrestricted Cash is several months from falling below the benchmark above, Pledgor's Chief Financial Officer or other senior officer will, at Pledgee's request, provide Pledgee with the monthly closing cash balance by not later than the 10th business day following each month-end.

3) Pledgor agrees to keep all Unrestricted Cash within the following financial institutions:

               Financial Institution:          __________________________
               Account Number:                 __________________________
               Officer Contact:                __________________________
               Phone Number:                   __________________________


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NEGATIVE COVENANT PLEDGE AGREEMENT
AURORA BIOSCIENCES CORPORATION
PAGE 2 OF 3


               Financial Institution:          __________________________
               Account Number:                 __________________________
               Officer Contact:                __________________________
               Phone Number:                   __________________________

               Financial Institution:          __________________________
               Account Number:                 __________________________
               Officer Contact:                __________________________
               Phone Number:                   __________________________

        Any change in the above information shall be provided in writing by Pledgor to Pledgee within five (5) days of such change.

        Pledgor hereby authorizes these financial institutions to give specific account balance information to Pledgee and agrees to execute any other documents or take any other action required to provide verification of Unrestricted Cash balances.

4) Pledgor agrees to recognize the Collateral Pledge as a contingent liability and to establish the appropriate reserves.

5) Upon any default by Pledgor under the Agreements and while the same is continuing, interest accrual on the Collateral Pledge shall cease and Pledgee may, at its option, apply the Collateral Pledge toward the satisfaction of Pledgor's obligations under the Agreements and the payment of all reasonable costs and expenses incurred by Pledgee as a result of such default, including reasonable attorney's fees. Pledgee is liable to Pledgor only for any surplus remaining from said Collateral Pledge after the full satisfaction of the foregoing obligations, costs and expenses.

6) Pledgee shall have no duty to first commence an action against or seek recourse from Pledgor, if an event of default occurs and is continuing under the Agreements, before enforcing the provisions of, and proceeding under the provisions of, this Negative Covenant Pledge Agreement. The obligations of Pledgor under this Negative Covenant Pledge Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released or discharged or in any way affected by:

        a)     any amendment or modification of or supplement to the Agreements;

        b) any exercise or non-exercise of any right, remedy or privilege under or in respect to this Negative Covenant Pledge Agreement, the Agreements, or any other instrument provided for in the Agreement(s), or any waiver, consent, explanation, indulgency or actions or inaction with respect to any such instrument; or

        c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding of Pledgor.

7) The entire Collateral Pledge will be returned to Pledgor when Pledgor's Unrestricted Cash exceeds the benchmark defined above for a period of at least one fiscal quarter and continues to remain greater than the benchmark above and Pledgor is not in default under the Agreements or under any material financial obligation. (Alternatively, the entire Collateral Pledge will be returned immediately in the event Pledgor's new equity or other non-refundable cash is great enough, in Pledgee's reasonable judgement, to keep Pledgor's Unrestricted Cash above the benchmark for at least three fiscal quarters and

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NEGATIVE COVENANT PLEDGE AGREEMENT
AURORA BIOSCIENCES CORPORATION
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        Pledgor is not in default under the Agreements or under any material financial obligation).

        Alternatively, in the event of an acquisition, if a credit worthy acquiror executes an assignment or guarantee acceptable to Pledgee, any deposits held will be returned to Pledgor.

        Return of any required Collateral Pledge prior to the Termination of the Agreements (as defined below) is contingent upon the following additional conditions: (a) verification of all benchmarks is to be acceptable to Pledgee; (b) Pledgor is not in default under the Agreements, and c) Pledgor has not suffered any material adverse change and is not aware of any prospective material adverse change.

        The "Termination of the Agreements" shall be defined as the satisfaction of all Pledgor's obligations under the Agreements.

        If the Collateral Pledge is returned prior to the Termination of the Agreements, this Negative Covenant Pledge Agreement shall remain in full force and effect.

8) If the Collateral Pledge has not been previously returned, upon Termination of the Agreements Pledgee shall deliver the Collateral Pledge (less any portion of same cashed, sold, assigned or delivered pursuant to, and under the circumstances specified in, Paragraph 5 hereof) promptly to Pledgor, and this Negative Covenant Pledge Agreement shall thereupon be without further effect.


IN WITNESS WHEREOF, the parties hereto have caused this Negative Covenant Pledge to be executed as of the date first written above.


PLEDGOR:                                       PLEDGEE:
AURORA BIOSCIENCES CORPORATION                 LEASE MANAGEMENT SERVICES, INC.


By: /s/ DEBORAH J. TOWER                       By: /s/ BARBARA B. KAISER

Its: Senior Director,                          Its: EVP/General Manager
     Finance and Administration